Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 17, 2015 relating to the consolidated financial statements, which appears in JD.com, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
August 28, 2015